Exhibit 32.2

CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with this Report of GLOBE NET WIRELESS CORP. (the “Company”) on Form 8-K for the audited financial statements of Stemtech Corporation for the years ended December 31, 2020 and December 31, 2019, The unaudited financial statements of Stemtech Corporation for the 6 months periods ended June 30, 2021 and December 31, 2019, and Unaudited pro forma condensed combined financial information as of December 31, 2020 and for the six months ended June 30, 2021, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Jay Caldwell , Chief Financial Officer (Principal Financial Officer) of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Report on Form 8-K, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Report on Form 8-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 19th, 2021	By:	/s/ Jay Caldwell
Jay Caldwell
Chief Financial Officer GLOBE NET WIRELESS CORP.